Exhibit 99.1

NEWS RELEASE

NETGEAR®

NETGEAR REPORTS SECOND QUARTER 2005 RESULTS

    Second quarter 2005 net revenue increased to $107.6 million, 21.7% year-over-year growth
    Second quarter 2005 non-GAAP net income increased to $8.3 million, as compared to $5.3 million in the comparable prior year quarter, 56.6% year over year growth
    Second quarter 2005 non-GAAP gross margin at 35.9%, and non-GAAP operating margin at 12.5%
    Second quarter 2005 non-GAAP diluted EPS of $0.25, as compared to $0.17 in the comparable prior year quarter, 47.1% year-over-year growth
    Company expects third quarter 2005 net revenue to be in the range of $113 million to $118 million, with non-GAAP operating margin in the range of 12.0% to 12.5%

SANTA CLARA, Calif. -- July 28, 2005 -- NETGEAR, Inc. (NASDAQ: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the second quarter ended July 3, 2005.

Net revenue for the second quarter ended July 3, 2005 was $107.6 million, a 21.7% increase as compared to $88.4 million for the second quarter ended June 27, 2004. Revenue for the first quarter of 2005 was $109.0 million. Net revenue in the second quarter of 2005 derived from North America was $55.2 million; the Europe, Middle East and Africa, or EMEA, region was $ 40.4 million; and, the Asia Pacific region was $12.0 million. Net income, computed in accordance with GAAP, for the second quarter of 2005 was $8.3 million or $0.26 per basic share and $0.25 per diluted share. This net income was a 5.1% increase compared to net income of $7.9 million for the prior quarter or $0.25 per basic share and $0.24 per diluted share, and a 69.4% increase compared to net income of $4.9 million for the second quarter of 2004 or $0.16 per basic share and $0.15 per diluted share.

Non-GAAP gross margin in the second quarter of 2005 was 35.9%, as compared to 33.0% in the prior quarter and 32.1% in the year ago comparable quarter. Non-GAAP operating margin was 12.5% in the second quarter of 2005, as compared to 11.5% in the prior quarter and 8.9% in the year ago comparable quarter. In the second quarter of 2005, non-GAAP operating expenses were 23.4% of net revenue, as compared to 21.4% in the prior quarter and 23.2% in the year ago comparable quarter. Sales and marketing, research and development and general and administration expenses as a percentage of net revenue were 16.9%, 3.0% and 3.5%, as compared with 15.5%, 2.6% and 3.3% in the prior quarter, and 17.0%, 2.6% and 3.6% in the year ago comparable quarter.

Non-GAAP net income for the second quarter of 2005 was $8.3 million, a 56.6% increase compared to non-GAAP net income of $5.3 million for the second quarter of 2004. Non-GAAP net income for the second quarter of 2005 excludes non-cash, stock based compensation of $324,000, and also excludes a $325,000 net tax benefit from exercises of stock options. Non-GAAP net income for the second quarter of 2004 excludes non-cash, stock-based compensation of $445,000. Non-GAAP net income per share was $0.26 per basic share and $0.25 per diluted share in the second quarter of 2005, compared to $0.18 per basic share and $0.17 per diluted share in the second quarter of 2004. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We had a strong second quarter driven by the success of some new products; such as, our RangeMax™ family of MIMO Wi-Fi products. The RangeMax pricing is attractive while providing our customers with innovative first-to-market technology. Gross and operating margins in the second quarter were the highest in NETGEAR's history. Given our strong financial performance, we invested in strengthening our sales and marketing staff in emerging markets such as Eastern Europe, Russia and India. We also ran significant in-store branding campaigns, such as sales associates training, point of sales material displays, and channel seed units in the established markets of the United States and Western Europe."

Lo continued, "NETGEAR introduced a record 17 new products in the second quarter. Our RangeMax line, which quickly became the #1 selling MIMO Wi-Fi products in the market, has been our most successful product introduction so far this year. We expect RangeMax sales volume to increase over the next few quarters as the product line benefits from positive product reviews and recommendations, numerous industry awards and NETGEAR's high brand recognition. Additionally, our industry design concept, Platinum II, which our RangeMax routers are based on, was bestowed the prestigious 2005 Industry Design Excellence Gold Award by the Industry Designers Society of America."

"We are also excited about our continuing sales penetration in the carrier market. In the second quarter, we shipped a new cable broadband gateway to Cox Communications, our newest customer in the service provider segment. We also introduced 3 new Voice over Internet (VoIP) products for 3 different operators: AT&T and AOL in the US, and Engin in Australia. The carrier market has been and will continue to be an important growth area for us. Revenue in the second quarter from service providers represents approximately 9% of total revenues."

Jonathan Mather, Executive Vice President and Chief Financial Officer of NETGEAR, said, "Aside from our strong gross margin and operating margin improvements, we remained focused on managing our assets. NETGEAR reduced inventory in the quarter to $44.1 million with turns of 6.3, while maintaining planned channel levels. Cash and short-term investments were at $147.9 million compared to $138.6 million at the end of the first quarter of 2005. Days sales outstanding (DSO's) was 66 days in the second quarter of 2005 compared to 67 days in the first quarter of 2005. The U.S. retail channel inventory ended the second quarter of 2005 at 10.1 weeks, as compared to 7.5 weeks in the first quarter of 2005, and 9.2 weeks in the second quarter 2004. U.S. distribution channel inventory ended the second quarter of 2005 at 3.3 weeks, as compared to 4.3 weeks in the first quarter of 2005 and 4.3 weeks in the second quarter of 2004. European distribution channel inventory ended the second quarter of 2005 at approximately 3.9 weeks, as compared to 4.5 weeks in the first quarter of 2005. Asia Pacific distribution channel inventory ended the second quarter of 2005 at approximately 5.3 weeks, as compared to 4.6 weeks in the first quarter of 2005."

Looking forward, Mr. Lo stated, "We are optimistic, as we enter the seasonally stronger third quarter. Our confidence is based on NETGEAR's market-leading product line-up and anticipated back to school seasonal demand. We expect to benefit from sales momentum in both the US and in Europe along with continued gains in the Asia-Pacific region. We believe net revenue for the third quarter 2005 will be approximately $113 million to $118 million, with non-GAAP operating margin in the range of 12.0% to 12.5%. Finally, we expect the non-GAAP effective tax rate to be approximately 39%."

Investor Conference Call / Webcast Details

NETGEAR will review second quarter 2005 results and discuss management's expectations for the third quarter of 2005 today, Thursday, July 28, 2005 at 5:00PM EDT (2:00PM PDT). The conference call-in will be available at www.netgear.com and by telephone at (201) 689-8261. A replay of the call will be available immediately following the call through midnight EDT (9:00PM PDT) on Thursday, August 4 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 157830.

About NETGEAR, Inc.

NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

©2005 Netgear, Inc. NETGEAR, the NETGEAR Logo, and RangeMax are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Contacts:
Doug Hagan Director, Corporate Marketing NETGEAR, Inc. (408) 907-8053 doug.hagan@netgear.com	David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR's expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, anticipated new product offerings, current and future demand for the Company's existing and anticipated new products, willingness of consumers to purchase and use the Company's products, and ability to increase distribution and market share for the Company's products domestically and worldwide. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unsuccessful or experience delays in the manufacturing and distributing of its new and existing products; telecommunications service providers may choose to utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors Affecting Future Results", pages 17 through 25, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2005, filed with the Securities and Exchange Commission on May 13, 2005. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain expenses and tax benefits we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

-- Tables Attached --

NETGEAR, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (Unaudited)
	Three months ended		Six months ended
	July 3,	June 27,	July 3,	June 27,
	2005	2004	2005	2004

Net revenue	$107,576	$ 88,372	$ 216,528	$ 176,797

Cost of revenue:
Cost of revenue	68,937	59,975	141,970	120,874
Amortization of deferred stock-based compensation	38	40	76	82
Total Cost of revenue	68,975	60,015	142,046	120,956
Gross profit	38,601	28,357	74,482	55,841

Operating expenses:
Research and development	3,207	2,277	6,044	4,620
Sales and marketing	18,174	15,048	35,103	29,816
General and administrative	3,806	3,213	7,387	6,395
Amortization of deferred stock-based compensation:
Research and development	73	119	153	237
Sales and marketing	124	189	273	377
General and administrative	89	97	183	194
Total operating expenses	25,473	20,943	49,143	41,639
Income from operations	13,128	7,414	25,339	14,202
Interest income	897	321	1,668	544
Other income (expense), net	(780)	206	(834)	103
Income before income taxes	13,245	7,941	26,173	14,849
Provision for income taxes	4,944	3,066	10,012	5,824
Net income	$ 8,301	$ 4,875	$ 16,161	$ 9,025

Net income per share:
Basic	$ 0.26	$ 0.16	$ 0.51	$ 0.30
Diluted	$ 0.25	$ 0.15	$ 0.48	$ 0.28

Weighted average shares outstanding
for net income per share:
Basic	32,146	30,367	31,901	29,951
Diluted	33,716	32,238	33,480	32,348

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding stock-based compensation and a tax benefit from stock option exercises that pertain to previously taken stock based compensation.

(in thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	July 3,	June 27,	July 3,	June 27,
	2005	2004	2005	2004

Net revenue	$ 107,576	$ 88,372	$ 216,528	$ 176,797

Cost of revenue:
Cost of revenue	68,937	59,975	141,970	120,874
Amortization of deferred stock-based compensation	-	-	-	-
Total Cost of revenue	68,937	59,975	141,970	120,874
Gross profit	38,639	28,397	74,558	55,923

Operating expenses:
Research and development	3,207	2,277	6,044	4,620
Sales and marketing	18,174	15,048	35,103	29,816
General and administrative	3,806	3,213	7,387	6,395
Amortization of deferred stock-based compensation:
Research and development	-	-	-	-
Sales and marketing	-	-	-	-
General and administrative	-	-	-	-
Total operating expenses	25,187	20,538	48,534	40,831
Income from operations	13,452	7,859	26,024	15,092
Interest income	897	321	1,668	544
Other income (expense), net	(780)	206	(834)	103
Income before income taxes	13,569	8,386	26,858	15,739
Provision for income taxes	5,269	3,066	10,383	5,824
Net income	$ 8,300	$ 5,320	$ 16,475	$ 9,915
Net income per share:
Basic	$ 0.26	$ 0.18	$ 0.52	$ 0.33
Diluted	$ 0.25	$ 0.17	$ 0.49	$ 0.31
Weighted average shares outstanding for net income per share:
Basic	32,146	30,367	31,901	29,951
Diluted	33,716	32,238	33,480	32,348

NETGEAR, INC. GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data) (Unaudited)
	Three months ended			Six months ended
	July 3, 2005			July 3, 2005
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP

Net revenue	$ 107,576	$ -	$ 107,576	$ 216,528	$ -	$ 216,528

Cost of revenue:
Cost of revenue	68,937	-	68,937	141,970	-	141,970
Amortization of deferred stock-based compensation	38	38	-	76	76	-
Total Cost of revenue	68,975	38	68,937	142,046	76	141,970
Gross profit	38,601	(38)	38,639	74,482	(76)	74,558

Operating expenses:
Research and development	3,207	-	3,207	6,044	-	6,044
Sales and marketing	18,174	-	18,174	35,103	-	35,103
General and administrative	3,806	-	3,806	7,387	-	7,387
Amortization of deferred stock-based compensation:
Research and development	73	73	-	153	153	-
Sales and marketing	124	124	-	273	273	-
General and administrative	89	89	-	183	183	-
Total operating expenses	25,473	286	25,187	49,143	609	48,534
Income from operations	13,128	(324)	13,452	25,339	(685)	26,024
Interest income	897	-	897	1,668	-	1,668
Other expense	(780)	-	(780)	(834)	-	(834)
Income before income taxes	13,245	(324)	13,569	26,173	(685)	26,858
Provision for income taxes	4,944	(325)	5,269	10,012	(371)	10,383
Net income	$ 8,301	$ 1	$ 8,300	$ 16,161	$ (314)	$ 16,475

Net income per share
Basic	$ 0.26		$ 0.26	$ 0.51		$ 0.52
Diluted	$ 0.25		$ 0.25	$ 0.48		$ 0.49
Weighted average shares outstanding
for net income per share:
Basic	32,146		32,146	31,901		31,901
Diluted	33,716		33,716	33,480		33,480

NETGEAR, INC. GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data) (Unaudited)
	Three months ended			Six months ended
	June 27, 2004			June 27, 2004
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP

Net revenue	$ 88,372	$ -	$ 88,372	$ 176,797	$ -	$ 176,797

Cost of revenue:
Cost of revenue	59,975	-	59,975	120,874	-	120,874
Amortization of deferred stock-based compensation	40	40	-	82	82	-
Total Cost of revenue	60,015	40	59,975	120,956	82	120,874
Gross profit	28,357	(40)	28,397	55,841	(82)	55,923

Operating expenses:
Research and development	2,277	-	2,277	4,620	-	4,620
Sales and marketing	15,048	-	15,048	29,816	-	29,816
General and administrative	3,213	-	3,213	6,395	-	6,395
Amortization of deferred stock-based compensation:
Research and development	119	119	-	237	237	-
Sales and marketing	189	189	-	377	377	-
General and administrative	97	97	-	194	194	-
Total operating expenses	20,943	405	20,538	41,639	808	40,831
Income from operations	7,414	(445)	7,859	14,202	(890)	15,092
Interest income	321	-	321	544	-	544
Other income	206	-	206	103	-	103
Income before income taxes	7,941	(445)	8,386	14,849	(890)	15,739
Provision for income taxes	3,066	-	3,066	5,824	-	5,824
Net income	$ 4,875	$ (445)	$ 5,320	$ 9,025	$ (890)	$ 9,915
Net income per share
Basic	$ 0.16		$ 0.18	$ 0.30		$ 0.33
Diluted	$ 0.15		$ 0.17	$ 0.28		$ 0.31
Weighted average shares outstanding for net income per share
Basic	30,367		30,367	29,951		29,951
Diluted	32,238		32,238	32,348		32,348

NETGEAR, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)
	July 3,	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$ 74,252	$ 65,052
Short-term investments	73,686	76,663
Accounts receivable, net	77,982	82,203
Inventories	44,106	53,557
Deferred income taxes	12,423	11,475
Prepaid expenses and other current assets	7,218	7,151
Total current assets	289,667	296,101
Property and equipment, net	4,331	3,579
Goodwill, net	558	558
Total assets	$ 294,556	$ 300,238

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 22,428	$ 52,742
Accrued employee compensation	5,983	5,534
Other accrued liabilities	49,624	50,966
Deferred revenue	2,672	2,143
Income taxes payable	918	3,659
Total current liabilities	81,625	115,044

Stockholders' equity:
Common stock	32	31
Additional paid-in capital	199,788	188,900
Deferred stock-based compensation	(1,119)	(1,882)
Other comprehensive income (loss)	(83)	(7)
Retained earnings (accumulated deficit)	14,313	(1,848)
Total stockholders' equity	212,931	185,194
Total liabilities and stockholders' equity	$ 294,556	$ 300,238